Exhibit B.3
JOINT FILING AGREEMENT
     Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D to which this exhibit is attached is filed on behalf of each of them.
Date: October 9, 2006

CHARLES F. DOLAN
By:	*

HELEN A. DOLAN
By:	*

JAMES L. DOLAN
By:	/s/ James L. Dolan

THOMAS C. DOLAN
By:	/s/ Thomas C. Dolan

PATRICK F. DOLAN
By:	*

KATHLEEN M. DOLAN, individually and as a
Trustee for Dolan Descendants Trust, Dolan
Progeny Trust, Dolan Grandchildren Trust, Dolan
Spouse Trust, the DC James Trust, the DC Thomas
Trust, the DC Patrick Trust, the DC Kathleen
Trust, the DC Marianne Trust, the DC Deborah
Trust, the CFD Trust No. 1, the CFD Trust No.
2, the CFD Trust No. 3, the CFD Trust No. 4,
the CFD Trust No. 5 and the CFD Trust No. 6,
and as Trustee of the Marissa Waller 1989
Trust, the Charles Dolan 1989 Trust, the Ryan
Dolan 1989 Trust and the Tara Dolan 1989 Trust

By:	*

MARIANNE DOLAN WEBER
By:	*

DEBORAH A. DOLAN-SWEENEY
By:	*

LAWRENCE J. DOLAN, as a Trustee of the Charles F. Dolan 2001 Family Trust
By:	*

DAVID M. DOLAN, as a Trustee of the Charles F. Dolan 2001 Family Trust
By:	*

PAUL J. DOLAN, as a Trustee of the Dolan
Descendants Trust, the Dolan Grandchildren
Trust, the Dolan Spouse Trust, the Dolan
Progeny Trust, the D.C. Kathleen Trust, the
D.C. James Trust, the CFD Trust No. 1 and the
CFD Trust No. 6, and as Trustee of the CFD
Trust No. 10

By:	*

MATTHEW J. DOLAN, as a Trustee of the D.C. Marianne Trust, the D.C. Thomas Trust, the CFD Trust No. 3 and the CFD Trust No. 5
By:	*

MARY S. DOLAN, as a Trustee of the D.C. Deborah Trust, the D.C. Patrick Trust, the CFD Trust No. 2 and the CFD Trust No. 4
By:	*

DOLAN FAMILY LLC
By:	*

*By:	/s/ Brian G. Sweeney

Brian G. Sweeney
As Attorney-in-Fact

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